Exhibit 10.2

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND REPLACED WITH “[****]”. SUCH IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED

Execution Version

December 11, 2022

CONFIDENTIAL

Clovis Oncology, Inc.

5500 Flatiron Parkway, Suite 100

Boulder, CO 80301

Attention: Daniel W. Muehl

$75 Million Superpriority Debtor-In-Possession Facility Commitment Letter

Clovis Oncology, Inc. (“CLVS”, “you” or “your”) has advised the undersigned Backstop Lenders (as defined in the DIP Term Sheet (as defined below)) (the “Commitment Parties”, “we”, “us” or “our”) that (i) CLVS and certain of its subsidiaries (the “Subsidiary Debtors” and, collectively with CLVS, the “Debtors”) are considering filing voluntary petitions for relief under Chapter 11 of Title 11 of the United States Code, 11 U.S.C. §§ 101 et seq. (as amended, the “Bankruptcy Code”) and (ii) in connection with the foregoing, CLVS has requested that the Commitment Parties commit to provide a $75 million superpriority debtor-in-possession credit facility to CLVS under Section 364(c) of the Bankruptcy Code (the “DIP Facility”), and, subject solely to the Conditions Precedent (as defined below) applicable to the relevant borrowing, the undersigned Commitment Parties are prepared to so commit on the terms set forth herein. Unless otherwise specified herein, all references to “$” shall refer to U.S. dollars. Capitalized terms used herein without definition shall have the meaning assigned thereto in the DIP Term Sheet.

1. Backstop Commitment.

To provide assurance that the DIP Facility shall be available on the terms set forth herein and in the DIP Term Sheet, each Commitment Party is pleased to advise CLVS of its several, but not joint, commitment (the “Backstop Commitment”) to provide the amount of the DIP Facility set forth on Schedule 1 hereto, on the terms set forth in the DIP Term Sheet attached hereto as Exhibit A (the “DIP Term Sheet” and, together with this letter, this “Commitment Letter”), subject solely to the Conditions Precedent that are applicable to the relevant borrowing.

2. Information.

You hereby represent and warrant that (a) all written information concerning you and your subsidiaries and your and their respective business (other than financial projections, estimates, forecasts and budgets and other forward-looking information (collectively, the “Projections”) and information of a general economic or industry specific nature) (the “Information”) that has been or will be made available to us or any of our respective affiliates by or on behalf of you is or will be, when furnished, complete and correct in all material respects, when taken as a whole, and does not or will not, when furnished, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements are made (after giving effect to the updates provided for in the penultimate sentence of this Section 2) and (b) the Projections that have been or will be made available to us or any of our affiliates by or on behalf of you or any of your representatives have been or will be prepared in good faith based upon assumptions that are believed by the preparer thereof to be reasonable at the time made and at the time the related Projections are made available to us or any of our affiliates (it being acknowledged that (i) such Projections are merely a prediction as to future events and are not to be viewed as facts, (ii) such Projections are subject to significant uncertainties and contingencies, many of which are beyond your control, (iii) the actual results during the period or periods covered by any such Projections may differ significantly from the projected results, and (iv) no guarantee or assurance can be given that the projected results will be realized).

You agree that if, at any time prior to the entry of the Final DIP Order approving the DIP Facility, any of the representations and warranties in the preceding sentence would be incorrect in any material respect if the Information and Projections were being furnished, and such representations and warranties were being made, at such subsequent time, then you will promptly supplement the Information and the Projections so that such representations and warranties would be correct in all material respects. Without limiting the representations, warranties and covenants to be contained in the DIP Loan Documents or the Conditions Precedent that are applicable to the relevant borrowing, the accuracy of the foregoing representations and warranties, whether or not cured, shall not be a condition to the obligations of the Commitment Parties hereunder or the availability of the DIP Facility.

3. Premiums.

As consideration for the Backstop Commitments and the other agreements of the Commitment Parties hereunder, CLVS agrees to pay or cause to be paid to the Backstop Lenders the nonrefundable fees and premiums described in the DIP Term Sheet at the times, on the terms and subject solely to the Conditions Precedent applicable to the relevant borrowing. Absent a change in applicable tax law or a contrary determination (as defined in Section 1313(a) of the Internal Revenue Code of 1986, as amended), each of the parties hereto agrees that (i) each of the Backstop Commitment Fee, Upfront Fee, Prepayment Premium, and the Sale Fee, as applicable, shall be treated as a premium paid by CLVS to the relevant Commitment Party in exchange for the issuance of a put right to CLVS with respect to the DIP Facility and (ii) to not take any tax position inconsistent with the tax treatment described in the foregoing clause (i).

4. Conditions.

The Commitment Parties’ Backstop Commitments and agreements hereunder in respect of the DIP Facility are subject to the satisfaction (or waiver by the Commitment Parties) of the conditions set forth in the DIP Term Sheet in the sections entitled “Conditions Precedent to Closing and the Initial Funding” and/or “Conditions Precedent to Subsequent Draws,” as applicable (collectively, the “Conditions Precedent”).

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5. Indemnification and Expenses.

You agree to (a) indemnify and hold harmless each Commitment Party and the DIP Agent, their respective affiliates and their and their affiliates’ respective officers, directors, employees, agents, attorneys, accountants, advisors (including investment managers, financial advisors and advisers), consultants, representatives, controlling persons, members and permitted successors and assigns (each, an “Indemnified Person”) from and against any and all losses, claims, damages, liabilities and expenses, joint or several (“Losses”) to which any such Indemnified Person may become subject arising out of or in connection with this Commitment Letter, the DIP Facility, the use of proceeds thereof or any claim, litigation, investigation or proceeding relating to any of the foregoing, and to (b) reimburse each Commitment Party and the DIP Agent promptly (but in any event within ten business days) upon receipt of their written demand (including reasonable details supporting such demand) for any reasonable and documented out-of-pocket costs and expenses, including legal or other expenses (limited to, in the case of legal expenses, the reasonable and documented fees and expenses of Paul, Weiss, Rifkind, Wharton and Garrison LLP, as primary counsel to the Commitment Parties, Pryor Cashman LLP, as counsel to the DIP Agent, and any necessary regulatory, local, and foreign legal counsel) without your prior written consent; provided, that the foregoing indemnity will not, as to any Indemnified Person, apply to Losses to the extent (x) they are found in a final non-appealable judgment of a court of competent jurisdiction to have resulted from such Indemnified Person’s (i) gross negligence, bad faith or willful misconduct or (ii) except in the case of the DIP Agent, material breach of its obligations under this Commitment Letter, or (y) they relate to a dispute solely among Indemnified Persons and not arising out of any act or omission of the Debtors or any of their respective subsidiaries (other than any claim, litigation, investigation or proceeding against the DIP Agent, in its capacity or in fulfilling its role as such).

None of you, the other Debtors, any of your or their respective subsidiaries, we nor any other Indemnified Person will be responsible or liable to one another for any indirect, special, punitive or consequential damages which may be alleged as a result of or arising out of, or in any way related to, the DIP Facility, the enforcement of this Commitment Letter, the definitive documentation for the DIP Facility, or any ancillary documents and security arrangements in connection therewith; provided that your indemnity and reimbursement obligations under this Section 5 shall not be limited by this sentence.

6. Assignments, Amendments, Etc.

This Commitment Letter shall not be assignable by you or us without the prior written consent of the other parties hereto (and any attempted assignment without such consent shall be null and void), is intended to be solely for the benefit of the parties hereto, the Indemnified Persons and with respect to Section 5 and this Section 6, the DIP Agent, and

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is not intended to confer any benefits upon, or create any rights in favor of, any person or entity other than the parties hereto, the Indemnified Persons and with respect to Section 5 and this Section 6, the DIP Agent; provided that any Backstop Lender may assign its rights, commitments and obligations under this Commitment Letter to any affiliate of, or accounts or funds managed by or under common management with, such Backstop Lender, any other Backstop Lender, or any affiliate of, or accounts or funds managed by or under common management with, such other Backstop Lender (excluding, in each case, any Disqualified Lender (as defined below)), in each case without the consent of CLVS or any other party hereto; provided, further, that no Backstop Lender shall be relieved of any obligation hereunder in the event that any such assignee fails to perform the same in accordance with the terms hereof. As used in this paragraph, (1) “Disqualified Lender” means, as of the date of any proposed assignment, (x) any person identified in writing to the Backstop Lenders on or prior to the date hereof, (y) for so long as the Stalking Horse APA has not been terminated, any person engaged primarily in substantially the same business as CLVS, which is the business of discovery, development, manufacturing, selling, licensing and/or other commercialization of pharmaceutical products, and (z) any affiliate of any person described in clauses (x) or (y) (other than a Debt Fund Affiliate) to the extent that either such affiliate is either (i) clearly identifiable (on the basis of the similarity of such affiliate’s name to the name of the Competitor) or (ii) has been identified as an affiliate in writing by CLVS on or before such date, and (2) “Debt Fund Affiliate” means a bona fide debt fund, investment vehicle, financial services institution, lender, commercial bank, insurance company, investment or mutual fund that is primarily engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of business with appropriate information barriers in place.

In addition, prior to the entry of a Final DIP Order, the Required DIP Lenders may add any holders of the Prepetition Notes as of the date hereof as a Commitment Party pursuant to joinder documentation reasonably satisfactory to the Required DIP Lenders and CLVS, with corresponding adjustments to Schedule 1 made on a pro rata basis among the Commitment Parties.

This Commitment Letter may not be amended or any provision hereof waived or modified except by an instrument in writing signed by (a) except to the extent a greater percentage of the DIP Lenders is expressly required in the DIP Term Sheet, the Required DIP Lenders and (b) you.

This Commitment Letter may be executed in any number of counterparts, each of which shall be an original and all of which, when taken together, shall constitute one agreement. Delivery of an executed counterpart of a signature page of this Commitment Letter by facsimile or other electronic transmission (including E-Signature) shall be effective as delivery of a manually executed counterpart hereof. Section headings used herein are for convenience of reference only, are not part of this Commitment Letter and are not to affect the construction of, or to be taken into consideration in interpreting, this Commitment Letter. You acknowledge that information and documents relating to the DIP Facility may be transmitted through the internet, e-mail or similar electronic transmission systems and that neither any Commitment Party nor the DIP Agent, nor any of their respective affiliates, shall be liable for any damages arising from the unauthorized use by others of information or documents transmitted in such manner.

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This Commitment Letter supersedes all prior understandings, whether written or oral, between us and you with respect to the DIP Facility.

7. Governing Law, Etc.; Jurisdiction.

EXCEPT TO THE EXTENT GOVERNED BY THE BANKRUPTCY CODE, THIS COMMITMENT LETTER AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS COMMITMENT LETTER (INCLUDING, WITHOUT LIMITATION, ANY CLAIMS SOUNDING IN CONTRACT LAW OR TORT LAW ARISING OUT OF THE SUBJECT MATTER HEREOF) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION OR RULE THAT WOULD CAUSE THE APPLICATION OF THE DOMESTIC SUBSTANTIVE LAWS OF ANY OTHER STATE).

Each of the parties hereto hereby irrevocably and unconditionally (a) submits, for itself and its property, to the non-exclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in the Borough of Manhattan in New York City, and any appellate court from any thereof and the Bankruptcy Court, in any suit, action or proceeding arising out of or relating to this Commitment Letter or the DIP Facility, and agrees that all claims in respect of any such suit, action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court, or, to the extent applicable, the Bankruptcy Court; provided that suit for the recognition or enforcement of any judgment obtained in any such court may be brought in any other court of competent jurisdiction, (b) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Commitment Letter or the DIP Facility in any New York State court, in any such Federal court or in Bankruptcy Court, (c) waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such suit, action or proceeding in any such court, and (d) agrees that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

You hereby agree that you shall not bring any suit, action, proceeding, claim or counterclaim under this Commitment Letter or with respect to the transactions contemplated hereby in any court other than the Bankruptcy Court or such New York State court or Federal Court of the United States of America sitting in the Borough of Manhattan, in New York City, as applicable. Service of any process, summons, notice or document by registered mail addressed to you at the address above shall be effective service of process against you for any suit, action or proceeding brought in any such court.

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8. Waiver of Jury Trial.

EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES (TO THE EXTENT PERMITTED BY APPLICABLE LAW) THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT BY OR ON BEHALF OF ANY PARTY RELATED TO OR ARISING OUT OF THIS COMMITMENT LETTER OR THE PERFORMANCE OF SERVICES HEREUNDER OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

9. Confidentiality.

This Commitment Letter is delivered to CLVS on the understanding that neither this Commitment Letter nor any of its terms or substance shall be disclosed, directly or indirectly, to any other person or entity except (a) you, your subsidiaries and your and their respective officers, directors, employees, legal counsel, accountants, financial advisors on a confidential and “need to know” basis and, in each case, who are involved in the consideration of the financing transactions contemplated hereby who have been informed by you, or any of your subsidiaries, as applicable, of the confidential nature of this Commitment Letter and have agreed to treat such information confidentially, (b) in any legal, judicial or administrative proceeding or as otherwise required by law or regulation or as requested by a governmental authority (in which case you agree, to the extent not prohibited by law, to inform Commitment Parties promptly in advance thereof), (c) the office of the U.S. Trustee, any ad-hoc or statutorily appointed committee of unsecured creditors, and their respective representatives and professional advisors on a confidential and “need to know” basis, (d) to the Bankruptcy Court, and as necessary, to obtain approval of the DIP Facility in connection with the Debtors’ bankruptcy cases, (e) as and to the extent required in any financial statements or for other customary accounting purposes, (f) you may disclose the aggregate amount of the premiums hereunder as part of projections, pro forma information and a generic disclosure of aggregate sources and uses and (g) to the extent the Commitment Parties have consented to such disclosure in writing (which may include through electronic means). Your obligations under this paragraph shall terminate automatically six months from the date of this Commitment Letter.

Each Commitment Party agrees to keep confidential, and not to publish, disclose or otherwise divulge, confidential information with respect to the transactions contemplated hereby or obtained from or on behalf of you or your respective affiliates in the course of the transactions contemplated hereby, except that the Commitment Parties shall be permitted to disclose such confidential information (a) to their affiliates and their and their affiliates’ respective directors, officers, agents, employees, attorneys, accountants and advisors involved in the transactions contemplated hereby on a “need to know” basis and who are made aware of and agree to comply with the provisions of this paragraph, in each case on a confidential basis (with the Commitment Party responsible for such persons’ compliance with this paragraph), (b) on a confidential basis to any bona fide prospective DIP Lender, prospective participant or swap counterparty (in accordance with the terms of

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the DIP Term Sheet) that agrees to keep such information confidential in accordance with (x) the provisions of this paragraph (or language substantially similar to this paragraph that is reasonably acceptable to you) for your benefit or (y) other customary confidentiality language in a “click-through” arrangement, (c) as required by the order of any court or administrative agency or in any pending legal, judicial or administrative proceeding, or otherwise as required by applicable law, regulation or compulsory legal process (in which case you agree, to the extent not prohibited by law, to inform Commitment Parties promptly in advance thereof), (d) to the extent such information: (i) becomes publicly available other than as a result of a breach of this Commitment Letter or other confidentiality obligation owed by such Commitment Party to you or your affiliates or (ii) becomes available to the Commitment Parties on a non-confidential basis from a source other than you or on your behalf that, to such Commitment Party’s knowledge, is not in violation of any confidentiality obligation owed to you or your affiliates, (e) to the extent you shall have consented to such disclosure in writing (which may include through electronic means), (f) as is necessary in protecting and enforcing the Commitment Parties’ rights with respect to this Commitment Letter and/or the DIP Facility, (g) to the extent independently developed by such Commitment Party or its affiliates without reliance on confidential information, (h) with respect to the existence and contents of the DIP Term Sheet and DIP Loan Documents, in consultation with you, to the rating agencies or (i) with respect to the existence and contents of this Commitment Letter and the DIP Facility, to market data collectors or similar service providers in connection with the arrangement, administration or management of the DIP Facility and to industry trade organizations where such information with respect to the DIP Facility is customarily included in league table measurements. The Commitment Parties’ and their respective affiliates’, if any, obligations under this paragraph shall terminate automatically to the extent superseded by the confidentiality provisions in the DIP Loan Documents upon the effectiveness thereof and, in any event, shall terminate automatically six months from the date of this Commitment Letter.

10. Miscellaneous.

You acknowledge and agree that nothing in this Commitment Letter or the nature of our services or in any prior relationship will be deemed to create an advisory, fiduciary or agency relationship between any Commitment Party, the DIP Agent or any of their respective affiliates, on the one hand, and you, your equity holders or your affiliates, on the other hand, and you waive, to the fullest extent permitted by law, any claims you may have against any Commitment Party, the DIP Agent or any of their respective affiliates for breach of fiduciary duty or alleged breach of fiduciary duty in connection with this Commitment Letter or the transactions contemplated hereby, and agree that no Commitment Party, DIP Lender, or DIP Agent or affiliates of any of the foregoing will have any liability (whether direct or indirect) to you in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on your behalf, including your equity holders, employees or creditors. You acknowledge that the transactions contemplated hereby (including the exercise of rights and remedies hereunder) are arm’s-length commercial transactions and that we and the DIP Agent are acting as principal and in our own respective best interests. You are relying on your own experts and advisors to

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determine whether the transactions contemplated hereby are in your best interests and are capable of evaluating and understanding, and you understand and accept, the terms, risks and conditions of the transactions contemplated hereby. In addition, you acknowledge that we and the DIP Agent may employ the services of our respective affiliates in providing certain services hereunder and may exchange with such affiliates information concerning CLVS and other companies that may be the subject of the transactions contemplated hereby and such affiliates will be entitled to the benefits afforded to us and the DIP Agent hereunder; provided, that any such affiliates receiving information concerning CLVS and other companies in accordance with this paragraph shall be subject to the same confidentiality obligations provided for in this Commitment Letter (with each Commitment Party responsible for its affiliates’ compliance with this paragraph).

The Commitment Parties hereby notify CLVS that, pursuant to the requirements of the USA PATRIOT Act, Title III of Pub. L. 107-56 (signed into law on October 26, 2001) (the “PATRIOT Act”) and the requirements of 31 C.F.R. § 1010.230 (the “Beneficial Ownership Regulation”), it and its affiliates are required to obtain, verify and record information that identifies each DIP Loan Party, which information includes names, addresses, tax identification numbers and other information that will allow Commitment Parties and its affiliates to identify each DIP Loan Party in accordance with the PATRIOT Act and the Beneficial Ownership Regulation. This notice is given in accordance with the requirements of the PATRIOT Act and the Beneficial Ownership Regulation and is effective for Commitment Parties and its affiliates.

Each of the parties hereto agrees that this Commitment Letter is a binding and enforceable agreement (subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization and other similar laws relating to or affecting creditors’ rights generally and general principles of equity (whether considered in a proceeding in equity or law)) with respect to the subject matter contained herein, including an agreement to negotiate in good faith and on an expedited basis the definitive documentation for the DIP Facility by the parties hereto in a manner consistent with this Commitment Letter and the DIP Term Sheet, it being acknowledged and agreed that the availability of the DIP Facility is subject solely to the Conditions Precedent that are applicable to the relevant borrowing.

If the foregoing correctly sets forth our agreement, please indicate CLVS’s acceptance of the terms of this Commitment Letter by returning to the Commitment Parties executed counterparts of this Commitment Letter (which may be provided through electronic means) not later than 11:59 p.m., New York City time, on the date first written above. This offer will automatically expire at such time if the Commitment Parties have not received such executed counterparts in accordance with the preceding sentence.

This Commitment Letter and the Backstop Commitments and agreements hereunder shall automatically terminate on the earlier of (i) Closing Date and (ii) unless the Commitment Parties shall, in their sole discretion, agree in writing to an extension, 11:59 p.m., New York City time, on December 16, 2022. Notwithstanding the immediately preceding sentence, Section 3 above, as well as the indemnification and expenses, confidentiality,

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information, jurisdiction, governing law and waiver of jury trial provisions contained herein shall remain in full force and effect in accordance with their terms notwithstanding the termination of this Commitment Letter or the Commitment Parties’ Backstop Commitments hereunder; provided that your obligations under this Commitment Letter, other than those pursuant to Section 3 and with respect to confidentiality, shall automatically terminate and be superseded by the applicable provisions in the DIP Loan Documents, in each case, to the extent covered thereby, on the date of the effectiveness of the DIP Loan Documents, and you shall be released from all liability in connection therewith at such time.

[Signature Pages Follow]

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We are pleased to have been given the opportunity to assist you in connection with this financing.

Very truly yours, DIP Agent: GLAS USA LLC

By:	/s/ Anny Hansen
Name: Anny Hansen
Title: Vice President

[Signature Page to Commitment Letter]

Antara Capital LP, as investment adviser to Antara Capital Master Fund LP

By:	/s/ Himanshu Gulati
Name: Himanshu Gulati Title: Chief Investment Officer

[Signature Page to Commitment Letter]

HIGHBRIDGE TACTICAL CREDIT MASTER FUND, L.P. By: Highbridge Capital Management, LLC, as Trading Manager and not in its individual capacity.

By:	/s/ Steve Ardovini
Name: Steve Ardovini Title: Managing Director, Head of Operations

HIGHBRIDGE CONVERTIBLE DISLOCATION FUND, L.P. By: Highbridge Capital Management, LLC, as Trading Manager and not in its individual capacity.

By:	/s/ Steve Ardovini
Name: Steve Ardovini Title: Managing Director, Head of Operations

[Signature Page to Commitment Letter]

D. E. Shaw Valence Portfolios, L.L.C.

By:	/s/ Stephen Eilenberg
Name: Stephen Eilenberg Title: Authorized Signatory

[Signature Page to Commitment Letter]

CORBIN ERISA OPPORTUNITY FUND, LTD By: Antara Capital LP its Sub-Advisor / Investment Advisor

By:	/s/ Lance Kravitz
Name: Lance Kravitz Title: Chief Operating Officer & Chief Financial Officer

CORBIN OPPORTUNITY FUND LP By: Antara Capital LP its Sub-Advisor / Investment Advisor

By:	/s/ Lance Kravitz
Name: Lance Kravitz Title: Chief Operating Officer & Chief Financial Officer

[Signature Page to Commitment Letter]

Kutdiken Holdings LLC By: Farallon Capital Management, L.L.C., its Manager

By:	/s/ Michael Linn
Name: Michael Linn Title: Managing Member

[Signature Page to Commitment Letter]

Nineteen77 Global Multi-Strategy Alpha Master Limited, by its investment manager UBS O’Connor LLC

By:	/s/ Doyle Horn
Name: Doyle Horn Title: Director

By:	/s/ Jennifer Edelheit
Name: Jennifer Edelheit Title: Executive Director

[Signature Page to Commitment Letter]

Accepted and agreed to as of the date first above written: CLOVIS ONCOLOGY, INC.

By:	/s/ Paul Gross
Name: Paul Gross Title: Executive Vice President and General Counsel

[Signature Page to Commitment Letter]

Schedule 1

Backstop Commitments

Commitment Party	Initial Draw Commitment		Second Draw Commitment		Third Draw Commitment		Percentage
[****]	[****	]	[****	]	[****	]	[****	]
[****]	[****	]	[****	]	[****	]	[****	]
[****]	[****	]	[****	]	[****	]	[****	]
[****]	[****	]	[****	]	[****	]	[****	]
[****]	[****	]	[****	]	[****	]	[****	]
[****]	[****	]	[****	]	[****	]	[****	]
[****]	[****	]	[****	]	[****	]	[****	]
[****]	[****	]	[****	]	[****	]	[****	]

	$30,000,000		$32,500,000		$12,500,000		100%

**** Confidential treatment requested.

Exhibit A

DIP Term Sheet

(see attached)

[Execution Version]

EXHIBIT A

DIP TERM SHEET

CLOVIS ONCOLOGY, INC.

This summary of terms and conditions (this “DIP Term Sheet”) sets forth the material terms of a proposed debtor-in-possession financing facility that the DIP Lenders (as defined below) are contemplating providing to Clovis Oncology, Inc. (the “Borrower”) and its subsidiaries that may be debtors and debtors in possession (together with the Borrower, the “Debtors”) in connection with the chapter 11 cases (the “Chapter 11 Cases”) to be filed by the Debtors under chapter 11 of title 11 of the United States Code, 11 U.S.C. §§ 101-1532, as amended (the “Bankruptcy Code”).

This DIP Term Sheet does not attempt to describe all of the terms, conditions, and requirements that would pertain to the financing described herein, but rather is intended to be a summary outline of certain basic items, which shall be set forth in final documentation, which documentation shall be acceptable in all respects to the Borrower, the DIP Agent, and the DIP Lenders.

Borrower:	Clovis Oncology, Inc.

Guarantors:	The DIP Obligations (as defined below) of the Borrower shall be unconditionally guaranteed, on a joint and several basis, by each of the Debtors and non-Debtors set forth on Schedule 1 (each, a “Guarantor”, and the Guarantors together with the Borrower, the “DIP Loan Parties”).

DIP Facility:

The debtor-in-possession facility (the “DIP Facility”) shall include new money term loans to be advanced and made available to the Borrower pursuant to the terms and conditions herein (the “New Money DIP Loans”) in multiple draws in the aggregate maximum principal amount of $75 million (the “New Money DIP Commitment”).

Subject to the terms and conditions set forth herein and in the DIP Loan Documents (as defined below), including the DIP Budget (as defined below), the New Money DIP Loans will be made available to the Borrower in multiple draws as follows: (i) an initial draw of up to $30 million that will be made available to the Borrower upon entry of the Interim DIP Order (as defined below) (the “Initial Draw”); (ii) a second draw of up to $32.5 million that will be made available to the Borrower following entry of the Final DIP Order (as defined below); and (iii) a third draw of up to $12.5 million that will be made available to the Borrower no earlier than February 15, 2023 absent the consent of the Required DIP Lenders.

Backstop Lenders	The members of the ad hoc committee of Prepetition Noteholders represented by Paul, Weiss, Rifkind, Wharton & Garrison LLP set forth on Schedule 2 (collectively, and together with their successors and assigns, the “Backstop Lenders”).

DIP Lenders

The Backstop Lenders, together with other Prepetition Noteholders that elect to participate in funding their respective pro rata portions (i.e., the proportion of the principal amount of Prepetition Notes held by each such Prepetition Noteholder relative to the aggregate principal amount of Prepetition Notes outstanding) of the New Money DIP Commitment (collectively, and together with their successors and assigns, the “DIP Lenders”). All Prepetition Noteholders shall be offered the opportunity to elect to be a DIP Lender prior to entry of the Final DIP Order pursuant to procedures reasonably acceptable to the Borrower and the Backstop Lenders.

All rights and obligations of the DIP Lenders under the DIP Facility shall be several and not joint.

“Required DIP Lenders” means two or more unaffiliated DIP Lenders holding, in the aggregate, not less than 50.1% of total New Money DIP Commitments.

Backstop

The New Money DIP Commitment will be backstopped by the Backstop Lenders on the terms set forth in the commitment letter to which this DIP Term Sheet is annexed as Exhibit A (the “Backstop Commitment Letter”).

In consideration for their backstop commitments, the Backstop Lenders shall be entitled to a 7.00% backstop fee on the New Money DIP Commitment, payable in kind ratably based on the backstop commitment of each Backstop Lender (the “Backstop Commitment Fee”), which shall be fully earned and payable in kind upon entry of the Interim DIP Order.

DIP Agent:	Global Loan Agency Services Limited (the “DIP Agent”).

Term:

The DIP Facility will mature on the earliest of (such earliest date, the “Maturity Date”):

(a)   six (6) months following the Closing Date (the “Scheduled Maturity Date”);

(b)   the effective date of the Acceptable Plan (as defined below);

(c)   the consummation of a sale of all or substantially all of the assets of the Debtors pursuant to section 363 of the Bankruptcy Code or otherwise, including, for the avoidance of doubt, consummation of the Sale Transaction (as defined below);

(d)   the date of termination of the New Money DIP Commitments and the acceleration of any outstanding DIP Loans in accordance with the terms of the debtor-in-possession credit agreement (the “DIP Credit Agreement”) and the other definitive documentation, the forms of which shall be acceptable to the Borrower, the DIP Agent, and the Required DIP Lenders, with respect to the DIP Facility (collectively with the DIP Credit Agreement and the related security and ancillary documents, the “DIP Loan Documents”);

(e)   dismissal of the Chapter 11 Cases or conversion of the Chapter 11 Cases into cases under chapter 7 of the Bankruptcy Code; and

(f)   other customary dates, events and/or circumstances to be mutually agreed.

Interest:	8.00% per annum interest on the DIP Loans, in each case payable in kind on a monthly basis, with a default interest rate of an additional 2.00% per annum.

Upfront Fee and Prepayment Premium:	1.50% upfront fee on the New Money DIP Commitment, payable to each DIP Lender, which shall be fully earned and payable in kind on the Closing Date (the “Upfront Fee”), and premium of (x) 3.00% on all DIP Obligations that are mandatorily repaid or prepaid by the Debtors at any time on or prior to the Maturity Date from the net proceeds of a Sale Transaction, or a sale transaction of Rubraca, payable to each DIP Lender in cash (the “Sale Proceeds Prepayment Premium”), or (y) 5.00% on all DIP Obligations upon any other repayment or prepayment of the DIP Obligations at any time on or prior to the Maturity Date, payable to each DIP Lender in cash (the “Non-Sale Proceeds Prepayment Premium”); provided that no partial voluntary repayments or prepayments of the DIP Obligations shall be permitted. For the avoidance of doubt, prior to the incurrence of the Sale Fee, any prepayment or repayment of the DIP Obligations (other than a mandatory prepayment from the proceeds of a Sale Transaction, which shall be subject to the Sale Proceeds Prepayment Premium), including any repayment or prepayment of the DIP Obligations from the proceeds of a refinancing of the DIP Facility, shall be subject to the Non-Sale Proceeds Prepayment Premium.

Sale Fee

An amount equal to the product of (a) the sum of (x) the aggregate amount of DIP Obligations as of the Maturity Date (without taking into account any repayment of the DIP Obligations that occurs on the Maturity Date), plus (y) any outstanding New Money DIP Commitments as of the Maturity Date less (z) any amounts that have been mandatorily prepaid with proceeds of any Sale Transaction (as defined below) on or prior to the Maturity Date on account of (i) any initial upfront payment realized by the Debtors and (ii) if the Stalking Horse APA is consummated as the Sale Transaction, the milestone payment related to the amendment of the Borrower’s investigational new drug application and (b) 1.5 (the “Sale Fee”).

On the Maturity Date, the outstanding DIP Obligations (after accounting for any amounts that have been mandatorily repaid or prepaid with proceeds of any Sale Transaction (as defined below)) shall be automatically increased by an amount equal to the Sale Fee. For the avoidance of doubt, no prepayment premium shall be payable on account of any repayment or prepayment of the DIP Obligations after the Sale Fee has been earned and triggered.

Use of Cash Collateral	At the hearing on interim approval of the DIP Facility, the Debtors shall seek authorization to use cash collateral of the holders of Prepetition Financing Agreement Obligations (as defined below) (the “Cash Collateral”) for the limited purpose of funding expenses that are incurred (including estate professional fees and employee costs) to preserve the value of, the collateral securing the Prepetition Financing Agreement Obligations (the “Prepetition Financing Agreement Collateral” and, an order authorizing such use of Cash Collateral on an interim basis, the “Interim Cash Collateral Order”).

Use of Proceeds:	Subject to the DIP Budget, DIP Cash Flow Forecast (each as defined below), and permitted variances, proceeds of the DIP Facility shall be available for the Debtors’ working capital needs, including to fund the costs of the administration of the Chapter 11 Cases and to pay professional fees and expenses; provided that the Debtors shall use reasonable best efforts to allocate professional fees and expenses as described herein.

Lockbox Account

The Debtors shall deposit all net cash proceeds (net of required cure costs and investment banking fees) realized by the Debtors in connection with the Sale Transaction (the “Net Cash Proceeds”) in a segregated account under the control of the DIP Agent (the “Lockbox Account”), and any amounts on deposit in the Lockbox Account shall immediately be used to mandatorily prepay the DIP Obligations. Prior to or concurrently with the closing of the Sale Transaction, amounts representing the final cure costs that have been determined by the Bankruptcy Court or resolved consensually with the contract counterparty, and estimated cure costs for contracts that may be assigned in the Sale Transaction for which cure costs have not been fixed prior to the closing date of the Sale Transaction, shall be placed in an escrow account. Following the resolution or determination of such cure costs, and payment thereof, the Net Cash Proceeds related to the cure costs shall be deposited into the Lockbox Account. For the avoidance of doubt, the Debtors shall be entitled to retain $10 million (not out of sale proceeds, but from cash on hand in accordance with the DIP Budget) to fund a wind-down of the estates following closing of the Sale Transaction.

Notwithstanding anything herein to the contrary, without the prior written consent of the Required DIP Lenders, the Debtors shall not be permitted to, directly or indirectly, use or otherwise expend more than $6 million to pay or otherwise satisfy cure costs in connection with the assumption and/or assignment of executory contracts or unexpired leases in connection with the Sale Transaction.

Budget:

It shall be a condition precedent to the effectiveness of the DIP Facility that the Debtors shall have delivered, all on a consolidated basis (i) a monthly line item budget covering the period from the date of the filing of the Chapter 11 Cases (the “Petition Date”) through the anticipated Maturity Date (the “DIP Budget”) and (ii) a 13-week cash flow forecast (the “DIP Cash Flow Forecast”), in each case, which shall include, among other things, detail with respect to disbursements on account of clinical trials and shall be in form and substance acceptable to the Debtors and the Required DIP Lenders. The Debtors shall update the DIP Budget monthly subject to the Company’s month-end closing process, but no later than thirty (30) calendar days after month-end. The Debtors shall provide an updated DIP Cash Flow Forecast reflecting the most recently updated and approved DIP Budget, which shall be deemed accepted unless the Required DIP Lenders object via email to the Debtors and their advisors within five (5) business days of receipt, and a report of any variances from the DIP Cash Flow Forecast bi-weekly; provided that, if the Required DIP Lenders object to any future DIP Budget or DIP Cash Flow Forecast, the prior approved DIP Budget or DIP Cash Flow Forecast shall remain in place and in full effect until a new DIP Budget or DIP Cash Flow Forecast is not objected to by the Required Lenders.

Over each rolling two-week period, the Debtors shall not permit (i) operating expense disbursements (excluding capital expenditures in clause (ii) and restructuring costs in the following sentence) to exceed the amount set forth in the DIP Cash Flow Forecast for such period by more than 15%, and (ii) capital expenditures to exceed the amount set forth in the DIP Cash Flow Forecast for such period by more than the greater of 10% and $500,000. Over each four-week period, the Debtors shall not permit restructuring costs to exceed the amount set forth in the DIP Cash Flow Forecast for such period by more than 25%.

Priority and Security:

Subject to the Carve-Out (as defined below), all obligations of the Debtors under the DIP Facility (the “DIP Obligations”) shall be:

(i) entitled to superpriority claim status pursuant to Section 364(c)(1) of the Bankruptcy Code with priority over all administrative expense claims and unsecured claims now existing or hereafter arising under the Bankruptcy Code (the “DIP Superpriority Claims”);

(ii)  secured, pursuant to Section 364(c)(2) of the Bankruptcy Code, by a valid, enforceable, fully perfected first priority lien on all property of the Debtors’ estates (whether tangible, intangible, real, personal or mixed and wherever located) as of the Petition Date that, as of the Petition Date, was unencumbered (including, without limitation, (A) the proceeds of the Debtors’ interests in FAP-2286 and that certain License and Collaboration Agreement (the “3BP License”), dated September 20, 2019, by and between 3B Pharmaceuticals GmbH and the Borrower (collectively, but excluding a lien on the 3BP License itself, the “FAP Assets”), inclusive of any proceeds realized by the Debtors in connection with the Sale Transaction (as defined below) and all amounts deposited in the Lockbox Account), (B) the Debtors’ interests in all other assets to be sold or otherwise transferred pursuant to the terms of the Sale Transaction, and any proceeds thereof, (C) the Debtors’ interests in the agreements governing the Sale Transaction, and any proceeds thereof, and (D) subject to entry of the Final DIP Order, the proceeds of estate causes of action under chapter 5 of the Bankruptcy Code), whether now existing or hereafter acquired or arising (collectively with the FAP Assets, the “Unencumbered Assets”); and

(iii)  secured, pursuant to Section 364(c)(3) of the Bankruptcy Code, by a valid, enforceable, fully perfected second priority lien on all of the Debtors’ rights in property of the Debtors’ estates (whether tangible, intangible, real, personal or mixed and wherever located) as of the Petition Date that (x) secures the Prepetition Financing Agreement

Obligations; (y) is subject to valid, perfected, and nonavoidable liens in existence on the Petition Date (other than with respect to the Prepetition Financing Agreement Obligations); or (z) is subject to valid liens in existence on the Petition Date that are perfected subsequent to the Petition Date as permitted by section 546(b) of the Bankruptcy Code (the collateral described in clauses (ii) and (iii), collectively, the “DIP Collateral”).

As used herein, “DIP Liens” shall mean the liens described in clauses (ii) through (iii) immediately above. The DIP Liens described herein shall, to the fullest extent permitted by applicable law, be effective and perfected upon entry of the Interim DIP Order and without the necessity of the execution of mortgages, security agreements, pledge agreements, financing statements or other agreements; provided that, for the avoidance of doubt, the DIP Liens on FAP Assets shall not extend to the 3BP License itself, but shall extend to all right, title, and interest of the Debtors to receive payments under, in respect of, on account of, or otherwise in relation to the 3BP License or any rights related thereto, with the assignment and sale of the 3BP License pursuant to the Stalking Horse APA or Alternative APA (each as defined below), and any and all other assets transferred pursuant to the Stalking Horse APA or Alternative APA, being free and clear of all DIP Liens, claims, and encumbrances (including free and clear of any right, title, and interest of the Debtors to receive payments under, in respect of, on account of, or otherwise in relation to the 3BP License or any rights related thereto), with the DIP Liens, as part of consummation and closing of the Sale Transaction being released against the FAP Assets pursuant to the terms and conditions set forth in the DIP Loan Documents, and attaching solely to the proceeds of such Sale Transaction (as defined below) or any other transfer or disposition of the 3BP License and other FAP Assets on a first priority basis.

DIP Collateral shall also include any and all rents, issues, products, offspring, proceeds, and profits generated by any item of DIP Collateral, without the necessity of any further action of any kind or nature by the DIP Lenders in order to claim or perfect such rents, issues, products, offspring, proceeds, and/or profits.

The liens and superpriority claims of the DIP Lenders under the DIP Loan Documents shall be subject to the “Carve-Out,” which shall be comprised of (a) accrued but unpaid fees, costs, and expenses of the professionals of the Debtors and any official committee of unsecured creditors (the “Committee” and the professional persons of the Debtors and the Committee, the “Professional Persons”) incurred at any time prior to the DIP Agent’s (acting at the written direction of the Required DIP Lenders) delivery of a Carve-Out Trigger Notice (as defined below), to the extent allowed by the Bankruptcy Court (whether allowed before or after delivery of the Carve-Out Trigger Notice), (b) unpaid fees, costs, and expenses of the Professional Persons incurred on or after delivery of a Carve-Out Trigger Notice not to exceed $1,000,000 in the aggregate, to the extent allowed by the Bankruptcy Court (whether allowed before or after delivery of the Carve-Out Trigger Notice), (c) all fees and expenses required to be paid pursuant to 28 U.S.C. § 1930(a) plus interest at the statutory rate, and (d) all reasonable and documented out-of-pocket fees and expenses, in an aggregate amount not to exceed $50,000, incurred by a trustee under section 726(b) of the Bankruptcy Code. “Carve-Out Trigger Notice” means written notice by the DIP Agent (acting at the written direction of the Required DIP Lenders) to the Debtors invoking the Carve-Out, which notice may be delivered at any time after the occurrence, and during the continuation, of an Event of Default.

The Debtors shall, on a weekly basis, transfer cash proceeds from the DIP Facility or cash on hand into a segregated account not subject to the control of the DIP Agent, the DIP Lenders, or the agent or lenders under the Prepetition Financing Agreement (the “Professional Fees Account”), in an amount equal to the good faith estimates of Professional Persons for the amount of unpaid fees and expenses incurred during the preceding week by such Professional Person. Upon the delivery of the Carve-Out Trigger Notice, the Debtors shall be required to deposit, in the Professional Fees Account, an amount equal to the Carve-Out.

The Professional Fees Account, and all funds held in the Professional Fees Account, shall be held in trust exclusively for the benefit of the Professional Persons, and shall be available only to satisfy obligations benefitting from the Carve-Out, and the DIP Agent and DIP Lenders (i) shall not sweep or foreclose on cash of the Debtors necessary to fund the Professional Fees Account and (ii) shall have a security interest upon any residual interest in the Professional Fees Account available following satisfaction in cash in full of all obligations benefitting from the Carve-Out, and the priority of such lien on the residual interest shall be consistent with the DIP Liens.

Conditions Precedent to Closing and Funding the Initial Draw:

(a)   The Interim DIP Order, in form and substance acceptable to the Borrower, the DIP Agent, and the Required DIP Lenders, shall have been entered by the Bankruptcy Court, shall include approval of the Backstop Commitment Fee, shall be in full force and effect, shall not have been reversed, vacated, or stayed, and shall not have been amended, supplemented, or otherwise modified without the prior written consent of the Required DIP Lenders.

(b)   Receipt by each DIP Lender and the DIP Agent, as applicable, of all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations to the extent requested by the DIP Lenders and the DIP Agent, as applicable, at least three (3) business days prior to funding.

(c)   Receipt of a DIP Budget and DIP Cash Flow Forecast in each case that is acceptable to the Debtors, the DIP Agent, and the Required DIP Lenders.

(d)   The first-day pleadings (including any pleadings seeking approval of the DIP Facility), as well as all orders sought pursuant thereto, shall be in form and substance reasonably acceptable to the Required DIP Lenders; provided that the DIP Motion (as defined below) must be acceptable to the Required DIP Lenders.

(e)   Execution of that certain Purchase and Assignment Agreement, by and between the Borrower and Novartis Innovative Therapies AG, with respect to the sale of the FAP Assets in the form attached hereto as Exhibit A (the “Stalking Horse APA”).

(f)   The Debtors have obtained the consent of 3BP to the sale and assignment of the FAP Assets pursuant to the Stalking Horse APA.

(g)   Other conditions precedent customary for debtor-in-possession financing facilities of this type.

The date on which the conditions precedent to closing are satisfied is referred to herein as the “Closing Date.”

Conditions Precedent to Subsequent Draws:

(a)   The Final DIP Order (as defined below), in form and substance acceptable to the Borrower, the DIP Agent, and the Required DIP Lenders, shall have been entered by the Bankruptcy Court, shall be in full force and effect, shall not have been reversed, vacated, or stayed, and shall not have been amended, supplemented, or otherwise modified without the prior written consent of the Required DIP Lenders.

(b)   The Final Cash Collateral Order (as defined below), in form and substance acceptable to the Borrower, the DIP Agent, and the Required DIP Lenders, shall have been entered by the Bankruptcy Court, shall be in full force and effect, shall not have been reversed, vacated, or stayed, and shall not have been amended, supplemented, or otherwise modified without the prior written consent of the Required DIP Lenders.

(c)   Execution and delivery of the DIP Loan Documents in form and substance acceptable to the Borrower, the DIP Agent, and the Required DIP Lenders.

(d)   The absence of an Event of Default under the DIP Loan Documents.

(e)   The Stalking Horse APA shall be in full force and effect and shall not have been terminated unless, consistent with the Bidding Procedures (as defined below), another purchase agreement with respect to the FAP Assets that is in form and substance acceptable to the DIP Agent and the Required DIP Lenders (the “Alternative APA”) is executed by the Debtors concurrently with the termination of the Stalking Horse APA and, in such case, the Alternative APA shall be in full force and effect and shall not have been terminated.

(f)   The Debtors have obtained the consent of 3BP to the sale and assignment of the FAP Assets pursuant to the Stalking Horse APA or an Alternative APA, as applicable.

(g) Other conditions precedent customary for debtor-in-possession financing facilities of this type.

Representations and Warranties:	Customary representations and warranties for facilities of this type to be agreed.

Covenants:	The affirmative and negative covenants in the DIP Loan Documents shall be customary for facilities of this type and otherwise acceptable to the Required DIP Lenders; provided that (i) the affirmative covenants for the DIP Facility will include bi-weekly cash reporting; update meetings and/or calls with the Debtors’ senior management and advisors and the DIP Lenders weekly if requested; and updates (including advance notice) regarding any meetings, discussions or proposals with respect to (x) regulatory approvals relating to applicable antitrust law (including, but not limited to, the Hart-Scott-Rodino Act), if any, and (y) the Debtors’ material assets, rights, or other interests with any persons, including the FDA and other governmental or regulatory authorities, potential financing partners or potential strategic partners, and (ii) the negative covenants for the DIP Facility will include additional provisions requiring compliance with the DIP Cash Flow Forecast (subject to permitted variances), relating to bankruptcy matters, and prohibiting restricted payments, optional prepayments of debt, the incurrence of additional indebtedness, the granting of additional liens, the consummation of mergers, consolidations, and other fundamental changes, the making of investments or the consummation of asset dispositions, in each case subject to exceptions specifically provided for in the DIP Loan Documents.

Mandatory Prepayments	The DIP Loan Documents shall contain mandatory prepayment provisions customary for debtor-in-possession financing facilities of this type, including a mandatory prepayment of any Net Cash Proceeds.

Milestones:

The Debtors shall comply with the following milestones (the “Milestones”), which Milestones may be extended in writing by the DIP Agent (acting at the written direction of the Required DIP Lenders, provided that email consent from counsel to the Required DIP Lenders shall constitute sufficient written direction) and the Required DIP Lenders in their sole and absolute discretion:

(a)   On or before the day that is one (1) calendar day after the Petition Date, the Debtors shall have filed motions, in form and substance acceptable to the Borrower and the Required DIP Lenders, seeking approval of the DIP Facility on an interim and final basis (the “DIP Motion”);

(b)   On or before the day that is five (5) calendar days after the Petition Date, the Bankruptcy Court shall have entered an order (the “Interim DIP Order”), in form and substance acceptable to the Borrower and the Required DIP Lenders, approving the DIP Motion on an interim basis and approving the Backstop Commitment Fee;

(c)   On or before the day that is ten (10) calendar days after entry of the Interim DIP Order, the Debtors shall have executed and delivered the DIP Loan Documents in form and substance acceptable to the Borrower, the DIP Agent, and the Required DIP Lenders;

(d)   On or before the day that is forty (40) calendar days after the Petition Date, the Bankruptcy Court shall have entered an order, in form and substance acceptable to the Borrower, the DIP Agent, and the Required DIP Lenders, approving the DIP Motion on a final basis (the “Final DIP Order” and, together with the Interim DIP Order, the “DIP Orders”);

(e)   On or before the day that is forty (40) calendar days after the Petition Date, the Bankruptcy Court shall have entered an order, in form and substance acceptable to the Borrower, the DIP Agent, and the Required DIP Lenders, authorizing, on a final basis, the Debtors’ use of Cash Collateral for the limited purpose of funding expenses directly relating or attributable to, or otherwise preserving the value of, the Prepetition Financing Agreement Collateral, including, for the avoidance of doubt, authorization to use Cash Collateral to make payments with respect to any gross-to-net charges and royalties (and any related expenses) directly and solely related to sale receipts of Rubraca on account of the Prepetition Financing Agreement Collateral (the “Final Cash Collateral Order” and, together with the Interim Cash Collateral Order, the “Cash Collateral Orders”);

(f)   On or before the day that is forty (40) calendar days after the Petition Date, the Bankruptcy Court shall have entered an order, in form and substance acceptable to the Borrower, the DIP Agent, and the Required DIP Lenders, approving (i) procedures governing the sale and marketing process for the FAP Assets, which procedures shall be in form and substance acceptable to the Required DIP Lenders (the “Bidding Procedures”) and (ii) the Stalking Horse APA as the stalking horse bid for the FAP Assets;

(g)   On or before the day that is ninety (90) calendar days after the Petition Date, the Bankruptcy Court shall have entered an order, in form and substance acceptable to the Borrower, the DIP Agent, and the Required DIP Lenders, approving a disclosure statement and procedures with respect to solicitation of a chapter 11 plan that is in form and substance acceptable to the Required DIP Lenders and that, among other things, provides for the issuance of the CVRs (as defined below) (the “Acceptable Plan”), which disclosure statement, solicitation procedures, and Acceptable Plan shall be in form and substance acceptable to the Borrower, the DIP Agent and the Required DIP Lenders;

(h)   On or before the day that is ninety (90) calendar days after the Petition Date, to the extent that the Debtors receive qualified bids other than the Stalking Horse APA with respect to the FAP Assets in accordance with the Bidding Procedures, the Debtors shall have conducted an auction with respect to the FAP Assets in accordance with the Bidding Procedures;

(i) On or before the day that is one hundred and five (105) calendar days after the Petition Date, the Bankruptcy Court shall have entered an order, in form and substance acceptable to the Borrower, the DIP Agent, and the Required DIP Lenders, approving the sale of the FAP Assets pursuant to the Stalking Horse APA or an Alternative APA (the “Sale Transaction”);

(j) On or before the day that is one hundred and twenty (120) calendar days after the Petition Date, the Bankruptcy Court shall have entered an order, in form and substance acceptable to the Borrower, the DIP Agent, and the Required DIP Lenders, confirming the Acceptable Plan;

(k)   On or before the day that is one hundred and seventy (170) calendar days after the Petition Date, the Debtors shall have consummated the Sale Transaction; and

(l) On or before the day that is one hundred and seventy (170) calendar days after the Petition Date, the effective date of the Acceptable Plan shall have occurred.

Events of Default:	The events of default for the DIP Facility (collectively, the “Events of Default”) shall be customary for facilities of this type and otherwise acceptable to the DIP Lenders; provided that the Events of Default for the DIP Facility will include but not be limited to the following: conversion of any of the Chapter 11 Cases to chapter 7 case(s); the dismissal of any of the Chapter 11 Cases (or any subsequent chapter 7 case(s)); the failure of any Debtor to comply with any DIP Order; the failure of any Debtor to comply with any Cash Collateral Order; any DIP Order is revoked, remanded, vacated, reversed, stayed or rescinded or modified (other than modifications consented to by DIP Agent and the Required DIP Lenders); any Cash Collateral Order is revoked, remanded, vacated, reversed, stayed or rescinded or modified (other than modifications consented to by DIP Agent and the Required DIP Lenders); appointment of a trustee, examiner, or disinterested person with expanded powers relating to the operations or the business of any of the Debtors in the Chapter 11 Cases; any administrative expense claim is allowed having priority over or ranking in parity with the DIP Superpriority Claims or the rights of the DIP Agent; the DIP Collateral is surcharged pursuant to sections 105, 506(c), or any other section of the Bankruptcy Code (except to the extent relating to the surcharge of the Prepetition Financing Agreement Collateral); any sale of the material assets of a Debtor other than a sale on terms and conditions reasonably acceptable to the DIP Agent and the Required DIP Lenders; payment of or granting adequate protection with respect to any of the existing secured debt of the Debtors, other than to the extent set forth herein and as permitted under the Cash Collateral Orders; liens or superpriority claims with respect to the DIP Facility shall at any time cease to be valid, perfected and enforceable in all respects with the priority described herein; entry of an order terminating any Debtor’s exclusive right to a file a chapter 11 plan or the expiration of any Debtor’s exclusive right to file a chapter 11 plan; the Debtors’ filing of a chapter 11 plan other than the Acceptable Plan; entry of an order granting relief from the automatic stay so as to allow any person to proceed against any material asset of any Debtor or that would permit other actions that would have a material adverse effect on the Debtors or their estates; failure to comply with the DIP Cash Flow Forecast (subject to permitted variances); the filing or express written support by the Debtors of bidding procedures, sale processes, transactions, plans of liquidation or related disclosure statements that are not acceptable to the Required DIP Lenders; the failure to meet any Milestone; the termination of the Stalking Horse APA (unless an Alternative APA that is in form and substance acceptable to the DIP Agent and the Required DIP Lenders is executed by the Debtors concurrently with the termination of the Stalking Horse APA in accordance with the Bidding Procedures); the termination of the Alternative APA, as applicable; and the Stalking Horse APA or Alternative APA, as applicable, is amended, modified, or waived in any material respect without the consent of the Required DIP Lenders.

Remedies upon Event of Default:	The remedies exercisable by the DIP Agent and the DIP Lenders following the occurrence of an Event of Default under the DIP Facility shall be customary for facilities of this type and otherwise acceptable to the DIP Agent and the DIP Lenders.

Contingent Value Rights	To the extent that the outstanding DIP Obligations are not paid in full in cash on the effective date of the Acceptable Plan, such outstanding DIP Obligations (which, for the avoidance of doubt, shall include the Sale Fee) shall be converted on a dollar-for-dollar basis on the effective date of such Acceptable Plan into contingent value rights, in form and substance satisfactory to the Borrower and the Required DIP Lenders, entitling the holders thereof to the proceeds realized by the Debtors or any successor(s) thereto in connection with the Sale Transaction until an amount equal to the outstanding DIP Obligations is paid in full in cash to the holders thereof (the “CVRs”). For the avoidance of doubt, the CVRs shall not accrue any interest or be entitled to any premium.

Expenses:	Subject to the DIP Loan Documents, all reasonable and documented out-of-pocket accrued and unpaid fees, costs, disbursements, and expenses of (i) the DIP Agent (limited to the fees, costs, disbursements and expenses of a single counsel and, as necessary, other local and foreign counsel) and (ii) the DIP Lenders, including the fees and expenses of Paul, Weiss, Rifkind, Wharton & Garrison LLP, as counsel to the Backstop Lenders, and, as necessary, other local counsel in their capacity as advisors to the Backstop Lenders, incurred in connection with the DIP Facility and the Chapter 11 Cases shall be paid on a current basis. For the avoidance of doubt, any fees and expenses expressly set forth in any engagement letter executed by the Borrower (whether prior to or after the commencement of the Chapter 11 Cases) in respect of the engagement of any of the foregoing professionals shall be deemed reasonable for all purposes hereunder.

Indemnification:	The DIP Loan Documents will include customary indemnification provisions for the benefit of the DIP Agent, the Backstop Lenders, and the DIP Lenders and their related parties, each in their capacity as such.

Release	The DIP Orders will include a customary release of the DIP Agent, the Backstop Lenders, and the DIP Lenders, each in their capacity as such, with respect to any and all claims and causes of action arising from or related to the DIP Facility.

Waivers

The DIP Orders will include terms and conditions customary for interim or final DIP financing orders and shall be acceptable to the Required DIP Lenders, including, without limitation, waiver of the automatic stay, credit-bidding rights (other than with respect to the FAP Assets for so long as the Stalking Horse APA has not been terminated), “no marshaling” provisions, and waivers of the imposition of costs pursuant to section 506(c) of the Bankruptcy Code and the “equities of the case” exception in section 552(b) of the Bankruptcy Code, in each case, to the extent applicable.

For the avoidance of doubt, unless otherwise consented to by the Required DIP Lenders, neither the DIP Orders nor the Cash Collateral Orders shall include any stipulations, waivers of rights under sections 506(c) or 552(b) of the Bankruptcy Code, or adequate protection payments, in each case for the benefit of the holders of Prepetition Financing Agreement Obligations.

Adequate Protection	The Cash Collateral Orders will provide that, as adequate protection, holders of Prepetition Financing Agreement Obligations will receive, solely to the extent of any diminution of value of their interests in the Prepetition Financing Agreement Collateral as of the Petition Date and in accordance with the applicable provisions of the Bankruptcy Code, (i) a valid, enforceable, fully perfected lien on all of the DIP Collateral, subject and subordinate only to (a) the Carve-Out, (b) the DIP Liens, and (c) any valid, binding, enforceable, unavoidable, and duly perfected liens that are senior to the DIP Liens and (ii) to the extent of any insufficiency, claims with priority in payment to the extent provided by section 507(b) of the Bankruptcy Code, subject and subordinate to (x) the Carve-Out and (y) the DIP Superpriority Claims. The Cash Collateral Orders shall be in form and substance acceptable to the Borrower, the DIP Agent, and the Required DIP Lenders.

Professional Fees	The Debtors shall use reasonable best efforts to allocate estate professional fees and expenses on the basis of whether such fees and expenses are attributable to or were otherwise incurred solely for purposes of preserving the value of the Unencumbered Assets or the Prepetition Financing Agreement Collateral.

Governing Law:	New York, but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the State of New York (and, to the extent applicable, the Bankruptcy Code).

Prepetition Facilities:

Prepetition Financing Agreement: That certain Financing Agreement, dated as of May 1, 2019 (as amended, restated, amended and restated, supplemented, or otherwise modified from time to time prior to the Petition Date, the “Prepetition Financing Agreement” and the obligations arising thereunder, the “Prepetition Financing Agreement Obligations”), by and among Clovis Oncology, Inc., as Company, certain subsidiaries of Company, as Guarantors, the lenders from time to time party thereto, and Top IV SPV GP, LLC, as administrative agent.

Prepetition Convertible Senior Notes: Those certain (i) 4.50% Convertible Senior Notes due 2024 issued under the Indenture, dated as of August 13, 2019, between the Company, as issuer, and The Bank of New York Mellon Trust Company, N.A., as trustee, (ii) 4.50% Convertible Senior Notes due 2024 issued under the Indenture, dated as of November 17, 2020, between the Company, as issuer, and The Bank of New York Mellon Trust Company, N.A., as trustee, and (iii) 1.25% Convertible Senior Notes due 2025 issued under the First Supplemental Indenture, dated as of April 19, 2018, between the Company, as issuer, and The Bank of New York Mellon Trust Company, N.A., as trustee ((i)–(iii) collectively, the “Prepetition Notes” and the holders thereof, the “Prepetition Noteholders”).

Exhibit A

Stalking Horse APA

Schedule 1

Guarantors

Clovis Oncology Ireland Limited

Clovis Oncology UK Limited

Schedule 2

Backstop Lenders

[****]

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**** Confidential treatment requested.